Exhibit H(32)

SPONSORED MEMBER JOINDER AGREEMENT

The fund listed below, being represented by the undersigned, hereby agrees to be bound by all of the provisions of the FIXED INCOME CLEARING CORPORATION SPONSORED MEMBERSHIP AGREEMENT, dated October 10, 2017, by and between the Fixed Income Clearing Corporation, State Street Bank and Trust Company, and MassMutual Select Funds, MassMutual Premier Funds, MML Series Investment Fund, and MML Series Investment Fund II, each on behalf of its series set forth on Schedule 1 thereto or on Sponsored Member Joinder Agreements.

Fund Becoming a Sponsored Member

MassMutual RetireSMARTSM by JPMorgan 2020 Fund

FIXED INCOME CLEARING CORPORATION		MassMutual Select Funds,
FOR AND ON BEHALF OF THE FUND SET FORTH ABOVE

By:	/s/ Richard Lanning	By:	/s/ Renee Hitchcock

Print Name: Richard Lanning		Print Name: Renee Hitchcock

Title: Executive Director		Title: CFO and Treasurer

Date: 4/5/2021		Date: March 24, 2021

State Street Bank and Trust Company

By:	/s/ Harold O Nichols

Print Name: Harold O Nichols

Title: Managing Director

Date: 3/30/2021